SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 17, 2026

GEOVAX LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39563	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1955 Lake Park Drive, Suite 300
Smyrna, Georgia 30080
(Address of principal executive offices) (Zip code)

(678) 384-7220
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GOVX	The Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07          Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 17, 2026. The Company received proxies totaling 1,288,684 of its 2,892,570 issued and outstanding shares of common stock as of the record date of April 20, 2026. The stockholders voted on the following proposals and the results of the voting are presented below.

Election of Directors

Our stockholders voted to elect the slate of directors consisting of seven members to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. There were a total of 810,066 broker non-votes on this item.

Nominee	For	Withheld
Randal D. Chase	420,305	58,313
David A. Dodd	418,963	59,655
Dean G. Kollintzas	420,198	58,420
Nicole Lemerond	417,920	61,426
Robert T. McNally	419,481	59,137
Jayne Morgan	420,422	58,196
John N. Spencer, Jr.	420,434	58,184

Approval of the February 2026 Warrant Exercise Proposal

Our stockholders approved a proposal to approve, pursuant to Nasdaq listing rules, the issuance of up to 865,804 shares of our common stock upon exercise of common stock purchase warrants issued to certain institutional investors in connect with the private placement offering which occurred on February 17, 2026. There were a total of 810,066 broker non-votes on this item.

For	Against	Abstain
395,198	65,103	18,317

Approval of the March 2026 Warrant Exercise Proposal

Our stockholders approved a proposal to approve, pursuant to Nasdaq listing rules, the issuance of up to 1,269,316 shares of our common stock upon exercise of common stock purchase warrants issued to certain institutional investors in connect with the warrant exercise inducement which occurred on March 31, 2026. There were a total of 810,066 broker non-votes on this item.

For	Against	Abstain
395,365	66,838	16,415

Approval of the May 2026 Warrant Exercise Proposal

Our stockholders approved a proposal to approve, pursuant to Nasdaq listing rules, the issuance of up to 1,702,986 shares of our common stock upon exercise of common stock purchase warrants issued to certain institutional investors in connect with the warrant exercise inducement which occurred on May 7, 2026. There were a total of 810,066 broker non-votes on this item.

For	Against	Abstain
375,831	35,336	67,451

Ratification of Independent Auditor

Our stockholders approved the ratification of Wipfli LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. There were no broker non-votes on this item.

For	Against	Abstain
1,185,525	37,409	65,750

Advisory Vote on the Compensation of our Named Executive Officers

Our stockholders approved, on an advisory basis, the compensation of our Named Executive Officers (as defined in the Proxy Statement). There were a total of 810,066 broker non-votes on this item.

For	Against	Abstain
385,843	65,826	26,949

Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers

Our stockholders approved, on an advisory basis, the frequency of future advisory votes on the compensation of our Named Executive Officers (as defined in the Proxy Statement). The determination was to hold such advisory votes on a three-year cycle.

1 Year	2 Years	3 Years	Abstain
339,064	24,463	97,058	18,033

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 17, 2026

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer

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